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                AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM

                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      and

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                          Effective: October 15, 1999


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                                    ARTICLES

I.        Parties to the Agreement                                       2
II.       Reinsurance Coverage                                           2
III.      Liability                                                      4
IV.       Reinsurance Premiums                                           5
V.        Oversights                                                     8
VI.       Conversions                                                    8
VII.      Changes, Reductions and Terminations                           8
VIII.     Increase in Retention                                         10
IX.       Reinstatement                                                 11
X.        Expenses                                                      11
XI.       Claims                                                        12
XII.      Extra-Contractual Damages                                     14
XIII.     Inspection of Records                                         14
XIV.      DAC Tax - Section 1.848-2 (g)(8) Election                     14
XV.       Insolvency                                                    15
XVI.      Offset                                                        16
XVII.     Arbitration                                                   17
XVIII.    Termination                                                   17
XIX.      Entire Agreement and Amendments                               18
XX.       Effective Date                                                19
XXI.      Execution                                                     19

                                   SCHEDULES

A. Specifications
B. Basis of Reinsurance

                                    EXHIBITS

I. Reinsurance Premiums
II. Retention, Binding, and Issue Limits

                                   AMENDMENTS

Number 1
Number 2

                           FOREIGN NATIONAL EXHIBITS

I. Underwriting Guidelines for Foreign National Business
II. Foreign National Loadings

                         TABLE TWO TO STANDARD PROGRAM

I. Eligibility Requirements

All Schedules and Exhibits attached will be considered part of this Reinsurance
                                   Agreement.

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                                   ARTICLE I

                            PARTIES TO THE AGREEMENT

This Agreement is between three Hartford Life Companies, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company) and Security Life of Denver Insurance Company (referred to as the Reinsurer). The Reinsurer agrees that the terms and conditions of this Agreement shall apply to each of the Hartford Life Companies individually, unless otherwise set forth herein. Ceding Company agrees that it will not make Reinsurer a party to any litigation between Ceding Company and any insured, policyowner, agent, beneficiary or assign. Ceding Company shall not use Reinsurer's name with regard to Ceding Company's agreements or transactions with such third parties unless Reinsurer gives prior written approval of the use of its name.

                                   ARTICLE II

                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below or on a facultative basis, subject to the requirements set forth in Section B below or on a facultative obligatory basis, subject to the requirements set forth in section C below. The specifications for all reinsurance under this Agreement are provided in Schedule A.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for automatic reinsurance as set forth below, Reinsurer will participate in a reinsurance pool whereby Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule
A. The requirements for automatic reinsurance are as follows:

1. The individual must be a resident of the United States or Canada at the time of application.

2. The individual risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment.

3. Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company will not qualify for automatic reinsurance under this Agreement for the same risk and same life.

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4.  The maximum issue age on any risk will be age 90.

B.  Requirements for Facultative Reinsurance

1. If the requirements for automatic reinsurance are met, but the Ceding Company prefers to apply for facultative reinsurance with the Reinsurer, or if the requirements for automatic reinsurance are not met and the Ceding Company applies for facultative reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers relating to the insurability of the individual risk for facultative reinsurance.

2. For applications for facultative reinsurance, Ceding Company will send copies of all of the papers relating to the insurability of the individual risk to the Reinsurer. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the individual risk will automatically terminate upon the earlier of the withdrawal of the application or 120 days from the date of the final offer, unless accepted earlier.

3. Notwithstanding the above, if the requirements for automatic reinsurance are met except that the face amount of insurance applied for is greater than the Automatic Issue Limit, but does not exceed the Auto Process Limit, then the Ceding Company will submit to the Lead Reinsurer, (as designated in Schedule A), all papers relating to the insurability of the individual risk. The Lead Reinsurer shall review the papers to determine if the Pool should reinsure the risk, and, if so, on what basis. The Lead Reinsurer shall provide Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other Pool members. This process shall be known as Automatic

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Processing and subject to the limitations in Exhibit II.

C.  Requirements for Facultative Obligatory Reinsurance

The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

1. The requirements for automatic reinsurance specified in Article II must be met except that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibit II.

2. The arrangement is available on all policy forms covered under this Reinsurance Agreement except for term life insurance products.

3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits as stated in Exhibit II.

4. The ceded risk is subject to the Facultative Obligatory Automatic Issue Limit is as stated in Exhibit II.

5. The Reinsurer provides the minimum facultative obligatory capacity as stated in Schedule A. However, to the extent that Reinsurer has already filled its available capacity on the risk, the Reinsurer may reduce the provided capacity by notifying the Ceding Company of the reduced capacity. Such notification must occur within 2 business days of the Ceding Company's request for facultative obligatory capacity on that risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms.

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III

                                   LIABILITY

A. The Reinsurer's liability for automatic reinsurance coverage will begin simultaneously with the Ceding Company's liability except for those risks which

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qualify for automatic reinsurance but are submitted on a facultative basis.

B. The Reinsurer's liability for facultative reinsurance coverage on the individual risk will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for facultative reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance coverage on each risk will terminate when the Ceding Company's liability terminates.

E. The liability of each pool member shall be separate and not joint with the other pool members.

F. Payment of reinsurance premiums is a condition precedent to reinsurance coverage.

G. The Reinsurer shall establish reserves on Reinsurer's portion of the policy on the reserve basis specified in Schedule B.

H. The Reinsurer will not be liable for benefits paid under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or (2) below:

1.  The Automatic Acceptance limits with the Reinsurer shown in Schedule A, or

2. The amount for which the Ceding Company is liable, less its retention shown in Schedule A, less any amount of reinsurance with other Reinsurers.

The pre-issue liability applies only once on any given life regardless of how many receipts were issued or the Ceding Company accepted initial premiums. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

                                   ARTICLE IV

                              REINSURANCE PREMIUMS

A.  Computation.

Premiums for reinsurance under this Agreement will be computed as described in

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Exhibit I.

B.  Premium Accounting.

1.  Payment of Reinsurance Premiums.

For automatic and facultative reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes and terminations.

If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (60) sixty days after the close of each month.

If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by Ceding Company for the current month. The Reinsurer shall pay any remaining balance due the Ceding Company sixty days after the Ceding Company submits the statement.

2.  Non-Payment of Premium

If reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company ninety days' advance written notice. If the delinquent premiums have not been paid as of the close of the ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned.

The Ceding Company agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

3.  Reinstatement

The Ceding Company may reinstate the risks terminated due to non-payment of reinsurance premium within sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the date the required back premiums are received.

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4.  Currency

The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5.  Detailed Listing

Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

6.  Guaranteed Rates

Although the Reinsurer anticipates continuing to accept reinsurance premiums at the current level, the Reinsurer reserves the right to increase the reinsurance premiums but only when the Ceding Company increases the cost of insurance rates to the policyowner. The increase to the reinsurance premium shall be no more than proportional to the increase to the policy owner's cost of insurance rates.

7.  Overpayment of Premium

If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment. If a reinsured policy terminates, the Reinsurer will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

8.  Underpayment of Premium

If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error of omission as defined below in
Article V, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

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                                   ARTICLE V

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by Ceding Company or Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight or misunderstanding is first discovered. Both Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                   ARTICLE VI

                                  CONVERSIONS

Conversions from existing term plans of insurance reinsured under this Agreement will be reinsured using the YRT premiums attached as Exhibit I on a point-in-scale basis up to the original face amount. The converted policy will be reinsured with the Reinsurer in the same proportion as was determined for the original term policy.

                                  ARTICLE VII

                      CHANGES, REDUCTIONS AND TERMINATIONS

A.  Replacement or Change

If there is a contractual change or non-contractual replacement of the insurance reinsured under this Agreement where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required, the insurance may continue to be reinsured with the Reinsurer provided it meets the minimum reinsurance cession amount stated in Schedule A. If a non-contractual change is requested on a facultatively reinsured policy, the Reinsurer must consent to the change.

B.  Increases or Decreases

1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

       a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

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       b.  The increase is not subject to new underwriting evidence, then
           Reinsurer will accept automatically the increase in reinsurance but not to exceed the automatic binding limit.

2. If the policy face amount increases, the Ceding Company's retention will be filled first, then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention. Reinsurer will refund to Ceding Company all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

3. In the event of a reduction in the face amount of a policy which was ceded facultatively, the Reinsurer's percentage of the reduced face amount should be the same percentage of the initial reinsurance ceded.

4. Increases in face amount of policies reinsured on a facultative basis, will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by Ceding Company on an individual life reduces or terminates any reinsurance under this Agreement based on the same life may also be reduced or terminated. Ceding Company will reduce the reinsurance by applying the retention limits that were in effect at the time each policy was issued. Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

The reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, thereby reducing or terminating the oldest risks first.

D.  Multiple Reinsurers

If a risk is shared by more than one Reinsurer, Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

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F.  Facultative

On facultative reinsurance, if Ceding Company wishes to reduce the mortality rating, this reduction will be subject to and reinsured under the facultative provisions of this Agreement.

                                  ARTICLE VIII

                             INCREASE IN RETENTION

A.  If the Ceding Company should increase the retention limits as listed in
Exhibit II, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance under this Agreement when the retention limit increases. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then

1. The Ceding Company must reduce the reinsurance on each individual life on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

2. No recapture will be made to reinsurance on an individual life if (a) the Ceding Company retained a special retention limit less than the maximum retention limit in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

3. The Ceding Company must increase its total amount of insurance on the risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one Reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial percentage on the individual risk.

4. Upon increasing the retention limit, the reduction in reinsurance will become effective on the next annual premium anniversary of those policies that have been inforce for at least ten (10) years.

5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest

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issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE IX

                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases:

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premiums under the policy. When the Ceding Company reinstates the policy, the reinsurance will be automatically reinstated.

B.  Facultative Cases:

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed.

                                   ARTICLE X

                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

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                                   ARTICLE XI

                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule A. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly.

C.  Claim Payment

1.  Automatic Reinsurance on a Risk

If a claim is made on a risk reinsured automatically under this Agreement and is not contested by the Ceding Company, Reinsurer will abide by the issue as the Ceding Company settles it. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request. The Ceding Company will receive payment of the reinsurance proceeds from the Reinsurer when the Ceding Company makes the settlement of the policy proceeds and delivers a copy of the proof of death, check copy or proof of payment and the claimant's statement to the Reinsurer.

2.  Facultative Reinsurance on a Risk

If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding Company shall submit to Reinsurer all relevant and/or requested documents and papers related to the claim along with Ceding Company's recommendation. Ceding Company shall then wait five days from the date of mailing during which time Reinsurer shall have the opportunity to advise Ceding Company of its consent or disagreement with the recommendation. In the event Reinsurer does not contact Ceding Company within the five-day period, Reinsurer will abide by the issue as it is settled by the Ceding Company. The Ceding Company will receive payment of the reinsurance proceeds from Reinsurer when Ceding Company makes the settlement of the policy proceeds and delivers proof of payment to the Reinsurer.

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3.  Payment of Reinsurance Proceeds

Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

D.  Contested Claims

The Ceding Company must promptly notify the Reinsurer of any intent to contest a claim reinsured under this Agreement or to assert defenses. If the Ceding Company's contest of such claim results in the increase or reduction of liability, the Reinsurer will share in this increase or reduction. The Reinsurer's share of the increase or decrease shall be proportional to their share of the net amount at risk on the date of death of the insured.

If the Reinsurer should decline to participate in the contest or assertion of defenses, the Reinsurer will then release all of the liability by paying the Ceding Company the full amount of reinsurance and not sharing in any subsequent increase or reduction in liability.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.  Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agent and employees and the cost of routine investigations such as inspection reports.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the net amount at risk for the Ceding Company and Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurer's release.

H.  Contestable Period

If, during the contestable period, Ceding Company is notified of the death of the

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insured, the Ceding Company will investigate the case.

I.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation or misstatement on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

                                  ARTICLE XII

                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages which are awarded against the Ceding Company as a result of acts, omissions or course of conduct committed by the Ceding Company in connection with the insurance reinsured under this Agreement.

The Reinsurer does recognize that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which the Reinsurer was an active party in the act, omission or course of conduct which ultimately results in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in the proportion of total risk accepted by each party for the plan of insurance involved.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

Each party will have the right, at any reasonable time and upon reasonable notice, to inspect the other party's books and documents that relate to reinsurance under this Agreement.

                                  ARTICLE XIV

                                    DAC TAX
                         Section 1.848-2(g)(8) Election

A. The Reinsurer and the Ceding Company hereby agree to the following pursuant to section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992

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under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 1993 and for all subsequent taxable years for which this Agreement remains in effect.

B.  The terms used in this Article are defined by reference to Regulation
Section 1.848-2 in effect December 1992.

C. The party with net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

E. The Ceding Company will submit to the Reinsurer by May 1st of each year a schedule of the calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that such net consideration will be reported in the tax return for the preceding calendar year.

F. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within 30 days of receipt of Ceding Company's calculation. If the Reinsurer does not notify the Ceding Company, Reinsurer will report the net consideration as determined by the Ceding Company in the tax return for the preceding calendar year.

G. If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits their alternative calculation. If both parties reach agreement on an amount of net consideration, both parties shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XV

                                   INSOLVENCY

A.  Insolvency of Reinsurer

If the Reinsurer becomes insolvent as determined by the Department of Insurance responsible for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. The Ceding Company may recapture all

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reinsurance ceded under this Agreement without charge or penalty as of the date
Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of Ceding Company

If Hartford Life Insurance Company, Hartford Life and Accident Insurance Company or Hartford Life and Annuity Insurance Company should become insolvent, all reinsurance under this Agreement covering risks ceded by that particular company will be payable by Reinsurer directly to that Company's liquidator, receiver or statutory successor, on the basis of the liability of that Company under the policy or policies reinsured and without diminution because of the insolvency of the Company. However, in the event of such insolvency, the liquidator, receiver or statutory successor will give written notice of a pending claim against Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Company, its liquidator, receiver or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by Reinsurer will be chargeable against the insolvent Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Company solely as a result of the defense undertaken by Reinsurer.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Company.

It is agreed that the insolvency of any one of the Hartford Life Companies shall not affect this Agreement as it applies to the remaining solvent companies.

                                  ARTICLE XVI

                                     OFFSET

Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

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                                  ARTICLE XVII

                                  ARBITRATION

Any disagreement, controversy, or claim arising out of or relating to this Agreement between the Reinsurer and any one of the Hartford Life Companies will be settled by arbitration. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration. There will be three arbitrators chosen among current or retired officers of life insurance companies other than parties or their affiliates. Each party to the dispute will appoint one of the arbitrators and these two arbitrators will select the third arbitrator. In the event that either party should fail to choose an arbitrator within 30 days following a written request by the other party to do so, the requesting party may choose two arbitrators who shall in turn choose a third arbitrator before entering upon arbitration. If the two arbitrators fail to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

Arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association that will be in effect on the date of delivery of demand for arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the life insurance and life reinsurance industry rather than solely on a strict interpretation of the applicable law. The site of any arbitration will be determined by a majority vote of the arbitrators. All expenses and fees of the arbitration will be borne equally by the parties unless otherwise decreed by the arbitrators.

The award agreed to by a majority of the arbitrators will be final and binding and there will be no appeal from their decision. Judgment may be entered upon it in any court having jurisdiction.

                                 ARTICLE XVIII

                                  TERMINATION

A. Each Hartford Life Insurance Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all automatic reinsurance that becomes effective prior to termination of this Agreement. After termination the terminating parties shall be liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

D. Termination by one or two of the Hartford Life Companies shall not affect this Agreement as it relates to the non-terminating Hartford Life Company (ies).

                                  ARTICLE XIX

                         ENTIRE AGREEMENT AND AMENDMENT

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits, shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

                                   ARTICLE XX

                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after October 15, 1999.

                                  ARTICLE XXI

                                   EXECUTION

SECURITY LIFE OF DENVER INSURANCE COMPANY

By       /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
         ------------------------------           ------------------------------
Title    [ILLEGIBLE]                     Title    Vice President of Business
                                                  Operations
Date     August 25, 2000                 Date     9/12/00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By       /s/ Timothy M. Fitch            Attest   /s/ Thomas P. Kalmbach
         ------------------------------           ------------------------------
         Timothy M. Fitch, FSA, CLU               Thomas P. Kalmbach, FSA, MAAA
         Vice President Individual Life           Director, Individual Life
         Product & Marketing                      Pricing
Date     July 24, 2000                   Date     July 25, 2000

                                   SCHEDULE A

                                 SPECIFICATIONS

TYPE OF BUSINESS      Individual life insurance issued by the Ceding Company

REINSURANCE POOL SHARE       Reinsurer shall a [Redacted] the amount at risk
                             on a policy reinsured by the Pool.

FACULTATIVE OBLIGATORY [Redacted]

FACULTATIVE SHOPPING
POLICY SIZE [Redacted]

PLANS OF INSURANCE
POLICY TYPES                              RIDERS
-----------------------------------------------------------------------------
Interest Sensitive Whole Life             Other Covered Insured (UL)
Stag Universal Life                       Term Rider (on base or other
                                          insured)
ART, 5, and 10 Yr Term (NY)               Additional Insurance Benefit Rider
                                          (ISWL)
Stag Variable Life                        Increase in Coverage Option Rider
                                          (VL)
Artisan Variable Life                     Cost of Living Rider (UL)
Protector Variable Life                   Waiver of Premium
One Year Term                             ADB Benefit (not reinsured)
Accumulator Variable Life                 Deduction Amount Waiver Rider
Life Solutions I UL                       Waiver of Monthly Deduction
Life Solutions II UL                      Additional Purchase Option Rider
LBS I UL
Universal Life V
20 Year Term
Single Premium Variable Life
(fully underwritten only)

MINIMUM REINSURANCE
CESSION [Redacted]

LEAD REINSURER [Redacted]

                                   SCHEDULE B

                              BASIS OF REINSURANCE

LIFE PRODUCTS

Life reinsurance will be on the yearly renewable term (YRT) basis for the amount at risk on the portion of the policy reinsured by Reinsurer. The amount at risk on a policy shall be the death benefit of the policy less the amount retained by the Ceding Company, less the cash value under the policy. The basis for determining Reinsurer's liability shall be the amount at risk used for computation of the reinsurance premium.

EXCHANGES

Exchanges from one single life plan reinsured under this agreement to a different single life plan, for the purpose of allowing the policyowner premium flexibility (UL) or potentially higher investment return (VL), will be reinsured hereunder as new business at first year reinsurance rates if the new plan has been fully underwritten and has new contestable and suicide exclusion periods. Otherwise, the reinsurance rates will be point-in-scale.

RESERVE BASIS

[Redacted]

                                   EXHIBIT II

                SINGLE LIFE RETENTION, BINDING, AND ISSUE LIMITS
                               Effective 10/15/99

RETENTION LIMIT
[ILLEGIBLE]

AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

AUTOMATIC PROCESSING LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC BINDING LIMIT (EXCLUDES RETENTION)
[ILLEGIBLE]

FACULTATIVE OBLIGATORY AUTOMATIC ISSUE LIMIT (INCLUDES RETENTION)
[ILLEGIBLE]

JUMBO LIMIT
Issue Age               Standard -- Table F            Table G -- Table P

[Redacted]

                               AMENDMENT NUMBER I

This Amendment, effective October 15, 1999, is made, by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND EMPLOYERS REASSURANCE CORPORATION (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

The Reinsurer and Ceding Company agree that the Ceding Company's Foreign National business will be reinsured under the terms of this Agreement except for the following differences:

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

EMPLOYERS REASSURANCE CORPORATION

By     /s/ [ILLEGIBLE]                 Attest   /s/ [ILLEGIBLE]
       ------------------------------           ------------------------------
Title  [ILLEGIBLE]                     Title    [ILLEGIBLE]
Date   8-8-00                          Date     August 8, 2000

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest   /s/ Tom Kalmbach
       ------------------------------           ------------------------------
       Timothy M. Fitch, FSA, CLU               Tom Kalmbach, FSA, MAAA
       Vice President Individual Life           Director Individual Life
       Product & Marketing                      Product Development
Date   4/27/2000                       Date     4/27/2000

                           FOREIGN NATIONAL EXHIBIT I

             UNDERWRITING GUIDELINES FOR FOREIGN NATIONAL BUSINESS

                                   [Redacted]

                          FOREIGN NATIONAL EXHIBIT II

              FOREIGN NATIONAL LOADINGS PER $1,000 OF FACE AMOUNT

                                   [Redacted]

REGION                                       COUNTRIES              LOADINGS
--------------------------------------------------------------------------------
Latin America &                      Argentina
Caribbean                            Brazil
                                     Chile
                                     Costa Rica
                                     Dominican Republic
                                     Mexico
                                     Panama
                                     Paraguay
                                     Uruguay
                                     Venezuela
                                     Cayman Islands
                                     Belize
                                     Virgin Islands
Western Europe                       Austria
                                     Belgium
                                     Denmark
                                     Finland
                                     France
                                     Germany (Reunified)
                                     Greece
                                     Ireland
                                     Italy
                                     Netherlands
                                     Norway
                                     Portugal
                                     Spain
                                     Sweden
                                     Switzerland
                                     United Kingdom
Far East                             Hong Kong
                                     Japan
                                     Malaysia
                                     Philippines
                                     Singapore
                                     Taiwan
                                     South Korea
                                     Australia

                               AMENDMENT NUMBER 2

This Amendment, effective October 15, 1999, is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]               Attest  /s/ [ILLEGIBLE]
        ----------------------------          ----------------------------
Title   [ILLEGIBLE]                   Title   Vice President of Business
                                              Operations
Date    August 31, 2000               Date    9/11/00

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch          Attest  /s/ Tom Kalmbach
        ----------------------------          ----------------------------
        Timothy M. Fitch, FSA, CLU            Tom Kalmbach, FSA, MAAA
        Vice President Individual             Director Individual Life
        Life Product & Marketing              Product Development
Date    July 24, 2000                 Date    July 25, 2000

                                   EXHIBIT I
              TABLE 2 TO STANDARD PROGRAM EFFECTIVE MARCH 15, 2000
  (SECURITY LIFE OF DENVER INSURANCE COMPANY WILL NOT BE PARTICIPATING IN THIS
                                    PROGRAM)

ELIGIBILITY REQUIREMENTS

[Redacted]

ALLOCATION OF CASES AMONG THE PROGRAM, CEDING COMPANY'S RETENTION, AND THE POOL

[Redacted]

                               AMENDMENT NUMBER 3

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

1. Effective October 1, 2000, Schedule A of the Reinsurance Agreement shall be amended to reflect the inclusion of the Guaranteed Cost of Insurance Benefit Rider. This Rider shall be

                                                              A revised Schedule

     A is attached and shall replace the existing Schedule A.

2. This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By     /s/ [ILLEGIBLE]                 Attest  /s/ Steve Pryde
       ------------------------------          ------------------------------
Title  Executive Director & Senior     Title   Vice President of Business
       Actuary                                 Operations
Date   January 8, 2002                 Date    1/11/02

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By     /s/ Timothy M. Fitch            Attest  /s/ Tom Kalmbach
       ------------------------------          ------------------------------
       Timothy M. Fitch, FSA, CLU              Tom Kalmbach, FSA, MAAA
       Vice President                          Director
       Individual Life Product &               Individual Life Product
       Marketing                               Development
Date   2/13/2001                       Date    2/16/2001

                                   SCHEDULE A
                                 SPECIFICATIONS
                               (OCTOBER 1, 2000)

TYPE OF BUSINESS                     Individual life insurance issued by
                                     the Ceding Company
REINSURANCE POOL SHARE               Reinsurer shall automatically of
                                     the amount at risk on a policy
                                     reinsured by the Pool.
FACULTATIVE OBLIGATORY               [Redacted]

FACULTATIVE SHOPPING
POLICY SIZE [Redacted]

PLANS OF INSURANCE
POLICY TYPES                         RIDERS
--------------------------------------------------------------------------------------------
Interest Sensitive Whole Life        Other Covered Insured (UL)
Stag Universal Life                  Term Rider (on base or other insured)
ART, 5, and 10 Yr Term (NY)          Additional Insurance Benefit Rider (ISWL)
Stag Variable Life                   Increase in Coverage Option Rider (VL)
Artisan Variable Life                Cost of Living Rider (UL)
Protector Variable Life              Waiver of Premium
One Year Term                        ADB Benefit (not reinsured)
Accumulator Variable Life            Deduction Amount Waiver Rider
Life Solutions I UL                  Waiver of Monthly Deduction
Life Solutions II UL                 Additional Purchase Option Rider
LBS I UL                             Guaranteed COI Benefit Rider
Universal Life V
20 Year Term
Single Premium Variable Life
 (fully underwritten only)

MINIMUM REINSURANCE CESSION [Redacted]

LEAD REINSURER [Redacted]

                               AMENDMENT NUMBER 4

This Amendment is made by and between the three Hartford Life Companies, HARTFORD LIFE INSURANCE COMPANY, HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the Ceding Company) AND SECURITY LIFE OF DENVER INSURANCE COMPANY (referred to as the Reinsurer). It is attached to and becomes a part of the Automatic Yearly Renewable Term Reinsurance Agreement dated October 15, 1999 (referred to as the Reinsurance Agreement).

In all other respects, said Agreement shall remain unchanged.

SECURITY LIFE OF DENVER INSURANCE COMPANY

By      /s/ [ILLEGIBLE]                 Attest  /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title   Executive Director & Senior     Title   Senior Vice President
        Actuary
Date    May 6, 2003                     Date    5/6/03

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By      /s/ Timothy M. Fitch            Attest  /s/ Thomas P. Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Thomas P. Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date    3/4/2003                        Date    2/28/2003

                               AMENDMENT NUMBER 5

This is an amendment to the Automatic and Facultative Yearly Renewable Term Reinsurance Agreement between Hartford Life and Accident Insurance Company, Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the Ceding Company), and Security Life of Denver Insurance Company, (referred to as the Reinsurer), dated October 15, 1999. The parties agree to the following:

Effective November 1, 2002 for Facultative business and December 1, 2002 for Automatic business, the Ceding Company will no longer cede and Reinsurer will no longer accept reinsurance under this Agreement, except for policies with facultative coverage wherein the original reinsurance application was submitted prior to November 1, 2002 and the policy was actually issued after that date. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

EXECUTION

This Amendment does not alter, amend or modify the Reinsurance Agreement other than as set forth in this Amendment, and it is subject otherwise to all the terms and conditions of the Reinsurance Agreement together with all amendments and supplements thereto. It is executed in duplicate by:

SECURITY LIFE OF DENVER INSURANCE COMPANY

By:     /s/ [ILLEGIBLE]                 Attest: /s/ [ILLEGIBLE]
        ------------------------------          ------------------------------
Title:  Vice President                  Title:  [ILLEGIBLE]
Date:   June 15, 2004                   Date:   June 15, 2004

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Timothy M. Fitch            Attest: /s/ Tom Kalmbach
        ------------------------------          ------------------------------
        Timothy M. Fitch, FSA, CLU              Tom Kalmbach, FSA, MAAA
        Senior Vice President                   Assistant Vice President
        Individual Life Product &
        Marketing
Date:   6/7/04                          Date:   6/10/2004

                                  AMENDMENT 6
                            EFFECTIVE JUNE 25, 2002

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE OCTOBER 15, 1999

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY

                                      AND

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Reinsurer has agreed to automatically reinsure a policy that did not otherwise qualify for Automatic Reinsurance when it was issued.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

       1. The above recitals are true and accurate and are incorporated herein.

       2. The policy listed below shall be reinsured, on an Automatic Reinsurance basis, under the terms of the Agreement.

       3. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

       4. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Security Life of Denver
Amendment #6 - Effective 06/25/2002

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below.

SECURITY LIFE OF DENVER INSURANCE COMPANY
By Hannover Life Reassurance Company of America by Power of Attorney

By:      /s/ [ILLEGIBLE]                 Attest:  /s/ Joan Paulter
         ------------------------------           ------------------------------
Name:    [ILLEGIBLE]                     Name:    Joan Paulter
Title:   Senior Vice President           Title:   Vice President
Date:    11/30/11                        Date:    11/30/11

HARTFORD LIFE INSURANCE COMPANY
HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:      /s/ Paul Fischer                Attest:  /s/ Michael Roscoe
         ------------------------------           ------------------------------
Name:    Paul Fischer, FSA, MAAA         Name:    Michael Roscoe, FSA, MAAA
Title:   Assistant Vice President and    Title:   Senior Vice President
         Actuary Individual Life                  Individual Life Product
         Product Management                       Management
Date:    10/28/2011                      Date:    11/14/2011

Single Life Excess Treaty -- Effective 10/15/1999
Between HLA, HLIC, HLAIC and Security Life of Denver
Amendment #6 - Effective 06/25/2002

                                    2